UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2008

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY		12212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  (d) Election of Directors

On June 4, 2008, Albany Molecular Research, Inc. (the “Company”) held its 2008 Annual Meeting of Stockholders. At the Annual Meeting, the stockholders approved the election of Arthur J. Roth and Una S. Ryan Ph.D., O.B.E. to serve as Class I directors until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

  (e) Compensatory Arrangments of Certain Officers

On June 4, 2008, Albany Molecular Research, Inc. (the “Company”) held its 2008 Annual Meeting of Stockholders. At the Annual Meeting, the stockholders approved a proposal to adopt the 2008 Stock Option and Incentive Plan. The Company’s directors and executive officers are eligible to receive awards under the Plan. A full description of the Plan can be found in the Company’s definitive proxy statement filed on April 29, 2008, which description is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Matters

On June 4, 2008, Albany Molecular Research, Inc. (the “Company”) held its 2008 Annual Meeting of Stockholders. At the Annual Meeting, the stockholders approved the ratification of the selection of KPMG LLP and the Company’s independent auditor for the 2008 fiscal year.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1    Albany Molecular Research, Inc. 2008 Stock Option and Incentive Plan. Incorporated by reference to Exhibit 1 from Schedule 14A filed April 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2008	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Albany Molecular Research, Inc. 2008 Stock Option and Incentive Plan. Incorporated by reference to Exhibit 1 to Schedule 14A filed April 29, 2008.